BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

                                 April 13, 1998

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

     Re: Registration Statement on Form S-8 Relating to Certain Shares Issuable Pursuant to BB&T Corporation Non-Qualified Defined Contribution Plan

Gentlemen:

     I am the Executive Vice President, Secretary and General Counsel of BB&T Corporation (the "Company"), and I am familiar with the proceedings taken by the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to, among other things, the issuance and sale of up to 126,000 shares of the Company's common stock, $5.00 par value (the "Shares"), which are proposed to be offered and sold pursuant to the BB&T Corporation Non-Qualified Defined Contribution Plan (the "Defined Contribution Plan"), which are held in trust (the "Trust") pursuant to a Trust Agreement dated January 1, 1997 between the Company and Branch Banking and Trust Company.

     In rendering this opinion, I have relied upon, among other things, my examination of the Defined Contribution Plan and the Registration Statement, the records relating to the organization of the Company, including its articles of incorporation, bylaws and all amendments thereto, and the records of all proceedings taken by the Board of Directors of the Company pertinent to the rendering of this opinion. Without limiting the foregoing, I have also relied upon (i) representations concerning the purchase of the Shares for the Trust; and (ii) certain legal opinions previously delivered to or at the request of the Company relating to the issuance of its shares of Common Stock. In rendering opinions as to future events, I have assumed the facts and laws existing on the date hereof.

     Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Sincerely,

                         /s/ Jerone C. Herring
                         Jerone C. Herring,
                         Executive Vice President, Secretary and General Counsel